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Exhibit 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI

December 26, 2001

QuickLogic Corporation
1277 Orleans Drive
Sunnyvale, CA 94089

  Re: Registration Statement on Form S-8

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 26, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 2,758,779 shares of your Common Stock, of which 1,036,283 shares are reserved for issuance under the 1999 Stock Plan (the "1999 Plan") and 1,722,496 shares are reserved for issuance under the 1999 Employee Stock Purchase Plan (the "1999 ESPP"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the 1999 Plan and 1999 ESPP.

    It is our opinion that, when issued and sold in the manner referred to in the respective plans and pursuant to the agreements which accompany the respective plans, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectuses constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                      Very truly yours,

                      WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation

                      /s/ Wilson Sonsini Goodrich & Rosati

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  Exhibit 5.1
OPINION OF WILSON SONSINI GOODRICH & ROSATI